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EXHIBIT 11 - STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS


                          APPALACHIAN BANCSHARES, INC.
                   Computation of Net Income Per Common Share

         The following tabulation presents the calculation of basic and diluted earnings per common share for the years ended December 31, 2000, 1999 and 1998.

                                                                       2000              1999               1998
                                                                 ----------------   ---------------    ---------------
BASIC EARNINGS PER SHARE:
   Net income................................................    $      1,629,431   $     1,265,774    $     1,208,231
                                                                 ================   ===============    ===============

   Earnings on common shares.................................    $      1,629,431   $     1,265,774    $     1,208,231
                                                                 ================   ===============    ===============

   Weighted average common shares outstanding - basic........           2,755,255         2,652,392          2,332,850
                                                                 ================   ===============    ===============

   Basic earnings per common share...........................    $           0.59   $          0.48    $          0.52
                                                                 ================   ===============    ===============

DILUTED EARNINGS PER SHARE:
   Net income................................................    $      1,629,431   $     1,265,774    $     1,208,231
                                                                 ================   ===============    ===============

   Weighted average common shares
     Outstanding.............................................           2,755,255         2,652,392          2,332,850

   Net effect of the assumed exercise of stock
     Options - based on the treasury stock method
     Using average market price for the year.................             213,671           194,658            109,102
                                                                 ----------------   ---------------    ---------------

   Weighted average common shares outstanding -
     Diluted.................................................           2,968,926         2,847,050          2,441,952
                                                                 ================   ===============    ===============

   Diluted earnings per common share.........................    $           0.55   $          0.44    $          0.49
                                                                 ================   ===============    ===============